UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2022 (August 23, 2022)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2022, Heritage Global Inc. (the “Company”) entered into a Loan Modification Agreement and Reaffirmation of Loan (the “Modification Agreement”), effective as of April 1, 2022, by and between the Company and C3bank, National Association (the “Lender”). The Modification Agreement modifies and reaffirms that certain promissory note, business loan agreement, commercial security agreement and pledge agreement, dated as of May 5, 2021, by and between the Company and Lender (collectively, the “Loan Agreement”), whereby Lender agreed to make a revolving line of credit to Borrower in the maximum principal amount of $10.0 million.

The Modification Agreement modifies and amends the Loan Agreement to provide for, among other things, the arrangement of the Loan Agreement’s financial covenants, which remain unchanged, into two categories: (i) financial covenants used to resize the maximum principal amount available to the Company as of the date of determination (as determined by Lender in its sole discretion), and (ii) financial covenants to be maintained by the Company during the term of the Loan Agreement.

The above summary of the Modified Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: August 26, 2022	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer